UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): November 24, 2008
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On November 24, 2008, Chico’s FAS, Inc. entered into a $55 million senior secured revolving credit facility (the “Credit Facility”) with a syndicate led by SunTrust Bank, as administrative agent (the “Agent”) and lender and SunTrust Robinson Humphrey, Inc. as lead arranger. The Credit Facility replaces the Company’s previous credit facility with Bank of America.
The Credit Facility provides a $55 million revolving credit facility that matures on November 24, 2011. The Credit Facility provides for swing advances of up to $5 million and issuance of letters of credit up to $10 million. The Credit Facility also contains a feature that provides the Company the ability, subject to satisfaction of certain conditions, to increase the commitments available under the Credit Facility from $55 million up to $100 million through additional syndication. The proceeds of any borrowings under the Credit Facility may be used to fund future permitted acquisitions, to provide for working capital and to be used for other general corporate purposes.
The interest on revolving loans under the Credit Facility will accrue, at the Company’s election, at either (i) a Base Rate plus the Applicable Margin or (ii) a Eurodollar Rate tied to LIBOR for the selected interest rate period plus the Applicable Margin. Base Rate shall mean the highest of (i) the per annum rate which SunTrust publicly announces as its prime lending rate, (ii) the Federal Funds rate plus one-half of one percent (1/2%) per annum and (iii) the Eurodollar Rate tied to the one-month LIBOR rate determined on a daily basis. The Applicable Margin is based upon a pricing grid depending on the total unused availability under the Credit Facility. Loans under the swingline subfacility shall bear interest at a rate agreed upon from time to time by the Agent and the Company. The letter of credit issuance fees accrue and are payable monthly on the stated amount of the outstanding letters of credit and range from 250 basis points per annum to 300 basis points per annum; in addition, there is an administrative fee computed at a rate of 25 basis points per annum which accrues on the stated amount of the outstanding letters of credit and is payable quarterly. The Credit Facility also requires the payment of monthly fees based on the average daily unused portion of the Credit Facility, in an amount equal to 0.50% per annum.
The amount of credit that is available from time to time under the Credit Facility is limited based upon a percentage of eligible credit card receivables, a separate percentage of eligible inventory, certain Qualified Cash and certain Reserves and, until certain conditions are satisfied, may be further limited based upon an overall availability block. In the event that the amount of excess availability is less than the greater of (a) $10 million or (b) 15% of the aggregate commitments under the Credit Facility, the Company will be subject to meeting a fixed charge coverage ratio of (a) earnings before interest, taxes, depreciation, amortization, lease expense and noncash compensation less the actual amount paid by the Company in cash on account of capital expenditures and less the cash taxes paid to (b) fixed charges (including principal payments, prepayments, interest expense, restricted purchases and payments and lease expense) of at least 1.10:1.00.
The obligations under the Credit Facility are secured by (i) all credit card accounts, receivables for goods sold or services rendered and other accounts (with the exception of certain specifically designated excluded accounts) and (ii) all inventory of any kind wherever located of Chico’s FAS, Inc. and its subsidiaries.
The Credit Facility contains customary terms and conditions for credit facilities of this type, including certain restrictions on the Company’s ability to incur additional indebtedness, create liens, enter into transactions with affiliates, transfer assets, pay dividends, or make distributions on, or repurchase, junior capital, consolidate or merge with other entities, or suffer a change in control.
The Credit Facility contains customary events of default. If a default occurs and is not cured within any applicable cure period or is not waived, the Company’s obligations under the Credit Facility may be accelerated.
A copy of the Credit Facility is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Facility does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Facility, which is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.
In connection with the new Credit Facility described in Item 1.01 above, on November 24, 2008, the Company terminated its $45 million unsecured revolving credit facility with Bank of America, N.A (the “Bank of America Credit Facility”). As part of the termination of the Bank of America Credit Facility and to facilitate the administration of all then outstanding letters of credit under that facility (totaling approximately $2.4 million), until those letters of credit have been paid, have been replaced or have expired, the Company cash collateralized the reimbursement obligations with respect to such letters of credit. As of November 24, 2008, all other financial accommodations under the Bank of America Credit Facility have terminated. The prior descriptions of the Bank of America Credit Facility contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on July 5, 2005, Item 1.01 of the Company’s Current Report on Form 8-K filed on May 17, 2006 and Item 8.01 of the Company’s Current Report on Form 8-K filed on August 1, 2008 are incorporated by reference herein.
The foregoing descriptions of the Bank of America Credit Facility do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 5, 2005, as amended by a First Amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 17, 2006 and a Second Amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 1, 2008. The Bank of America Credit Facility is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit 10.1	Credit Agreement by and among SunTrust Bank, the Company and the subsidiaries of the Company dated as of November 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: December 1, 2008	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President —
Finance, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Credit Agreement by and among SunTrust Bank, the Company and the subsidiaries of the Company dated as of November 24, 2008
EX-10.1

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